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                              ARTHUR ANDERSEN LLP






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated August 17, 1998, and to all references to our Firm included in or made a part of this registration statement of Nuveen Investment Trust (comprised of the Nuveen European Value Fund).

                                         /s/ Arthur Andersen LLP
                                         ARTHUR ANDERSEN LLP

Chicago, Illinois
October 23, 1998